Exhibit 99.1

SAB Biotherapeutics Announces Executive Leadership Change

SIOUX FALLS, S.D., Feb. 2, 2024 (GLOBE NEWSWIRE) -- SAB Biotherapeutics, Inc. (Nasdaq: SABS), (“SAB” or the “Company”), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that is developing fully-human anti-thymocyte immunoglobulin (hIgG) for delaying the onset or progression of type 1 diabetes (T1D), today announced Samuel J. Reich, currently the Executive Chairman of SAB, will expand his role to include that of Chief Executive Officer of SAB, effective February 2, 2024.

Eddie J. Sullivan, Ph.D., Co-Founder of SAB, will continue his role as President, and as a member of the Board of Directors (the “Board”). He will report to the Board and maintain leadership of operational, research, and development functions of the Company.

In connection with the CEO transition, Samuel J. Reich stated, “We have spent considerable time and effort to develop the optimal organizational structure best suited to executing our business strategy and progression of our lead product candidate SAB-142 through milestones toward approval. I’ve worked collaboratively for more than two and half years with Eddie, who is an outstanding leader and partner. I look forward to continuing to work closely with him to ensure the success of SAB.”

“The time is right for us to shift our respective focus as SAB prepares for a year of potential milestones,” noted Eddie Sullivan. “I am enthusiastic about what comes next for SAB and SAB-142, and what our Company’s success could mean for patients.”

Mr. Reich joined SAB in 2021 as Executive Chairman of the Board of Directors after its combination with Big Cypress Acquisition Group, where he served as Chief Executive Officer, Chief Financial Officer, and a member of the board of directors. Mr. Reich co-founded Biscayne Neurotherapeutics, Inc. in 2011 and served as its Executive Chairman until its sale to Supernus Pharmaceuticals in October 2018. He also founded Acuity Pharmaceuticals, Inc. in 2002, where he served as Executive Vice President until its acquisition by Opko Health, Inc., thereafter serving as Executive Vice President. Mr. Reich holds a B.A. with High Honors in Biochemistry from Clark University, cum laude, Phi Beta Kappa, where he received the Margaret Comer award, presented to the top graduating student in the Biological Sciences. He later attended the University of Pennsylvania where he was a Doctoral Candidate in the lab of Jean Bennett. He left prior to defending his thesis in order to start Acuity Pharmaceuticals, Inc, receiving a Masters of Science. He is listed as an inventor on 14 US patents and over 50 worldwide patents related to the first uses of siRNA as therapeutics.

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics (SAB) is a clinical-stage biopharmaceutical company focused on developing fully human, multi- targeted, high-potency immunoglobulins (IgGs), without the need for human donors or convalescent plasma, to treat and prevent immune and autoimmune disorders. The Company’s lead asset, SAB-142, targets type 1 diabetes (T1D) with a disease-modifying therapeutic approach that aims to change the treatment paradigm by delaying onset and potentially preventing disease progression. Using advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™, the only transgenic animal with a human artificial chromosome, SAB’s DiversitAb™ drug development production system is able to generate a diverse repertoire of specifically targeted, high-potency, fully-human IgGs that can address a wide range of serious unmet needs in human diseases without the need for convalescent plasma or human donors. For more information on SAB, visit: https://www.SAb.bio/ and follow SAB on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of our T1D program, and other discovery programs, the impact the reverse stock split will have on the Company’s common stock, the closing of each tranche of the Company’s private placement offering, the timely funding to the Company by each investor in the private placement offering, financial projections and future financial and operating results (including estimated cost savings and cash runway), the outcome of and potential future government, and other third-party collaborations or funded programs.

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, as amended, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Media Relations:
SAbPR@westwicke.com

Investor Relations:
matt@milestone-advisorsllc.com